Exhibit 99.1

GFI Group Inc. Announces Third Quarter 2009 Results;

Declares Quarterly Cash Dividend

•                  GAAP Revenues: $192.2 Million; Non-GAAP Revenues: $197.5 Million
•                  GAAP Net Income: $2.8 Million or $0.02 per Diluted Share
•                  Non-GAAP Net Income: $6.9 Million or $0.06 per Diluted Share
•                  Declares Quarterly Cash Dividend of $0.05 per Share

New York,  October 29, 2009 — GFI Group Inc. (Nasdaq: GFIG), a leading provider of wholesale brokerage, electronic execution and trading support products for global financial markets, today announced financial results for the third quarter ended September 30, 2009.

Highlights

•                  Total revenues for the third quarter of 2009 were $192.2 million compared with $243.1 million in the third quarter of 2008.  In the third quarter of 2009, total revenues included a $5.2 million mark-to-market unrealized loss on forward hedges of future foreign currency revenues. In the third quarter of 2008, total revenues included a $9.6 million pre-tax charge related to the bankruptcy of Lehman Brothers. Excluding these items, revenues declined 22% to $197.5 million for the third quarter of 2009 compared with $252.7 million in the third quarter of 2008 on a non-GAAP basis.

•                  Brokerage revenues for the third quarter of 2009 were $184.4 million compared with $226.4 million on a GAAP basis and $235.9 million on a non-GAAP basis in the third quarter of 2008.

•                  In the third quarter of 2009, compensation and employee benefits expense was 70.3% of total revenues on a GAAP basis and 68.4% on a non-GAAP basis, compared with 72.6% of total revenues on a GAAP basis and 62.9% on a non-GAAP basis in the third quarter of 2008.

•                  Non-compensation expenses as a percentage of revenues were 27.4% of total revenues on a GAAP basis and 26.0% on a non-GAAP basis in the third quarter of 2009 compared with 31.8% of total revenues on a GAAP basis and 24.6% on a non-GAAP basis in the third quarter of 2008.

•                  Net income for the third quarter of 2009 was $2.8 million, or $0.02 per diluted share, compared with a net loss of $6.7 million, or ($0.06) per diluted share, in the third quarter of 2008, which included a pre-tax charge of $20.9 million related to restructuring initiatives.  On a non-GAAP basis, net income for the third quarter of 2009 was $6.9 million, or $0.06 per diluted share, compared with non-GAAP net income of $20.0 million, or $0.17 per diluted share in the third quarter of 2008.

Michael Gooch, Chairman and Chief Executive Officer of GFI, commented: “Our third quarter revenues were in line with our expectations as we experienced uneventful trading activity compared to the third quarter last year, which was marked by extreme volatility due to the credit crisis.

“Credit product non-GAAP revenues decreased 2% from the third quarter of 2008 and were down 16% sequentially.  Within the credit category, our revenues from credit derivatives declined 48% year over year while our revenues from cash fixed income brokerage operations rose 122% from the third quarter of 2008.  However, we saw a change in sequential trend in the third quarter with credit derivative revenues rising 2% over the second quarter of 2009 following several quarters of declines.

“Equity product revenues were down 36% year over year and 9% sequentially due to continued depressed share values in Europe and declines in equity trading volumes in both the U.S. and Europe, as equity market volatility was dramatically lower than in the third quarter of 2008.

“Our financial product revenues declined 27% from the third quarter of 2008 but were approximately level with the second quarter of 2009.  While revenues from emerging market products and interest rate derivatives were lower year over year, we saw growth in each category sequentially.

“Commodity product revenues decreased 25% from the third quarter of 2008, but rose 2% sequentially.  Dry and wet freight shipping derivatives accounted for the majority of the decline in comparison with last year, but after several quarters of weakness, shipping revenues increased 45% sequentially.

“Compensation and employee benefits expense, which is the largest component of our costs, decreased 15% year-over-year on a non-GAAP basis and 8% from the second quarter of 2009, but increased as a percentage of total revenues in comparison to both prior periods on a non-GAAP basis. The increase in compensation expense as a percentage of revenues in the third quarter of 2009 is due to the active restructuring of our business and product focus as we adjust to changing market dynamics, lower revenues in some historically higher margin derivative markets, and amortization of previously paid sign-on and retention bonuses.

“Looking at the fourth quarter of 2009, we currently expect total revenues to decrease by 3% to 7% versus total non-GAAP revenues in the fourth quarter of 2008.”

Mr. Gooch concluded: “Trading volumes continue to be depressed to some degree due to the uncertainty in the banking and regulatory environment.  In a recent favorable development, our core businesses are likely to fall into the category of swap execution facilities under proposed U.S. legislation.  Companies such as GFI with proven execution, strong market share and sophisticated trading technology should benefit from increased transparency and clearing of standardized derivatives.  GFI, through its association with industry trade groups, has been actively engaged in the discussion amongst regulators and legislators in Washington, London and Brussels.  We are optimistic in our belief that the regulatory issues that have clouded the prospects of the derivatives market will be largely resolved over the coming months.”

Revenues

For the third quarter of 2009, total revenues were $192.2 million on a GAAP basis and $197.5 million on a non-GAAP basis.  This compares with total revenues of $243.1 million on a GAAP basis and $252.7 million on a non-GAAP basis in the third quarter of 2008.

Brokerage revenues in the third quarter of 2009 were $184.4 million compared with $226.4 million on a GAAP basis and $235.9 million on a non-GAAP basis in the third quarter of 2008. Revenues from financial, equity and commodity products decreased 27%, 36% and 25%, respectively, from the third quarter of 2008.  Credit product revenues increased 14% on a GAAP basis but declined 2% on a non-GAAP basis from the prior year period.  By geographic region, third quarter 2009 GAAP brokerage revenues decreased 13% in the Americas, 21% in EMEA and 28% in Asia-Pacific compared with the third quarter of 2008.  EMEA revenues were down 27% on a non-GAAP basis compared with the third quarter 2008.

Revenues from trading software, analytics and market data products for the third quarter of 2009 were $13.6 million, down 3% from the same period of 2008.  Included in the 2009 period was an $8.0 million contribution to software revenue from Trayport Limited.  Trayport’s software revenues decreased 2% on a reported basis but increased 14% in its functional currency, the British Pound Sterling, compared with the third quarter of 2008.

Expenses

For the third quarter of 2009, compensation and employee benefits expense was $135.1 million on a GAAP and non-GAAP basis compared with $176.5 million on a GAAP basis and $159.0 million on a non-GAAP basis in the third quarter of 2008.  Compensation and employee benefits expense was 70.3% of total revenues on a GAAP basis and 68.4% on a non-GAAP basis in the third quarter of 2009 compared with 72.6% of total revenues on a GAAP basis and 62.9% on a non-GAAP basis, in the third quarter of 2008.

Non-compensation expenses for the third quarter of 2009 on a GAAP basis were $52.7 million or 27.4% of total revenues compared with $77.3 million or 31.8% of total revenues in the third quarter of 2008.  On a non-GAAP basis, non-compensation expenses for the third quarter of 2009 were $51.3 million or 26.0% of total revenues compared with $62.3 million or 24.6% of total revenues in the third quarter of 2008.

The effective tax rate for the first nine months of 2009 was 37.0%, compared to 36.5% for the same period of 2008.

Earnings

Net income for the third quarter of 2009 was $2.8 million, or $0.02 per diluted share, compared with a net loss of $6.7 million, or ($0.06) per diluted share, in the third quarter of 2008.  On a non-GAAP basis, net income for the third quarter of 2009 was $6.9 million, or $0.06 per diluted share, compared with net income of $20.0 million or $0.17 per diluted share for the third quarter of 2008.

Nine-Month Results

For the nine months ended September 30, 2009, total revenues were $633.1 million and net income was $30.7 million or $0.25 per diluted share, compared with revenues of $819.3 million and net income of $52.9 million or $0.44 per diluted share for the first nine months of 2008.  On a non-GAAP basis, total revenues for the first nine months of 2009 were $630.2 million and net income was $34.5 million or $0.28 per diluted share, compared with non-GAAP revenues of $828.9 million and net income of $84.0 million or $0.70 per diluted share for the first nine months of 2008.

Non-GAAP Financial Measures

To supplement GFI’s unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance.  The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.  The non-GAAP financial measures used by GFI include non-GAAP revenues, non-GAAP net income and non-GAAP diluted earnings per share.  These non-GAAP financial measures currently exclude amortization of acquired intangibles and certain other items that management views as non-operating or non-recurring from the Company’s statement of income as detailed below.

In addition, GFI may consider whether other significant non-operating or non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.  The non-GAAP financial measures also take into account income tax adjustments with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook.  GFI’s management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes.  Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets on its financial results.  GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

Set forth below is specific detail regarding items excluded in our non-GAAP financial measures.  A reconciliation of the non-GAAP to GAAP figures follows this press release.

In the third quarter of 2009, the difference between GAAP and non-GAAP revenues was $5.2 million and the difference between GAAP and non-GAAP net income was $4.1 million and reflected for non-GAAP purposes:

•                  The exclusion from revenues of a $5.2 million mark-to-market unrealized loss on forward hedges of future foreign currency revenues;

•                  The exclusion of $1.4 million of amortization on all acquired intangible assets; and

•                  The effect of adjusting for these items would increase the Company’s income tax expense by $2.4 million.

In the first nine months of 2009, the difference between GAAP and non-GAAP revenue was $2.9 million and the difference between GAAP and non-GAAP net income was $3.7 million and reflected for non-GAAP purposes:

•                  The exclusion from revenues of:

•                  $2.2 million mark-to-market unrealized gains on forward hedges of future foreign currency revenues; and

•                  a $0.7 million gain on the Company’s exchange of its investment in The Clearing Corporation for an investment in a holding company of ICE Trust;

•                  The exclusion of $4.1 million of amortization on all acquired intangible assets;

•                  The exclusion of $4.6 million related to severance and other restructuring initiatives, including an $0.8 million charge relating to the termination of a joint venture; and

•                  The effect of adjusting for these items would increase the Company’s income tax expense by $2.1 million.

In the third quarter of 2008, the difference between GAAP and non-GAAP revenues was $9.6 million and the difference between the GAAP net loss and non-GAAP net income was $26.7 million and reflected for non-GAAP purposes:

•                  The exclusion from revenues of a $9.6 million charge for unsettled trades directly related to the Lehman Brothers bankruptcy;

•                  The exclusion of $1.4 million of amortization on all acquired intangible assets;

•                  The exclusion of $1.8 million in expenses related to discontinued merger discussions;

•                  The exclusion of items related to the relocation of the Company’s New York offices to larger premises completed in the third quarter of 2008, including:

•                  $0.8 million of duplicate rent expense; and

•                  $7.8 million of costs related to the abandonment of and move from the Company’s previous headquarters;

•                  The exclusion of $3.5 million of reduced compensation expenses related to the Lehman Brothers bankruptcy;

•                  The exclusion of $20.9 million related to the Company’s restructuring initiatives, including:

•                  $14.5 million for costs related to desk closings and other restructuring charges; and

•                  $6.4 million adjustment related to deferred compensation expense;

•                  The exclusion of a $3.1 million write-off of an investment in an unconsolidated affiliate; and

•                  The effect of adjusting for these items would increase the Company’s income tax expense by $15.3 million.

For the nine months ended September 30, 2008, the difference between GAAP and non-GAAP revenues was $9.6 million and the difference between GAAP and non-GAAP net income was $31.1 million and reflected for non-GAAP purposes:

•                  The exclusion from revenues of a $9.6 million charge for unsettled trades directly related to the Lehman Brothers bankruptcy;

•                  The exclusion of $3.9 million of amortization on all acquired intangible assets;

•                  The exclusion of $1.8 million in expenses related to discontinued merger discussions;

•                  The exclusion of items related to the relocation of the Company’s New York offices to larger premises completed in the third quarter of 2008, including:

•                  $2.5 million of duplicate rent expense;

•                  $2.7 million of accelerated depreciation expense related to assets to be abandoned; and

•                  $7.8 million of costs related to the abandonment of and move from the Company’s previous headquarters;

•                  The exclusion of $3.5 million of reduced compensation expenses related to the Lehman Brothers bankruptcy;

•                  The exclusion of $20.9 million related to the Company’s restructuring initiatives, including:

•                  $14.5 million for costs relating to desk closings and other restructuring charges; and

•                  $6.4 million adjustment related to deferred compensation expense;

•                  The exclusion of a $3.1 million write-off of an investment in an unconsolidated affiliate; and

•                  The effect of adjusting for these items would increase the Company’s income tax expense by $17.9 million.

Dividend Declaration

The Board of Directors of GFI Group has declared a quarterly cash dividend of $0.05 per share payable on November 27, 2009 to shareholders of record on November 13, 2009.

Conference Call

GFI has scheduled an investor conference call to discuss the third quarter results at 8:30 a.m. (Eastern Time) on Friday, October 30. Those wishing to listen to the live conference call via telephone should dial 866-383-8009 in North America, passcode 86671125; and +1 617-597-5342 in Europe, same passcode.

A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available at the same site.

Supplementary Financial Information

GFI Group has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (http://www.GFIgroup.com) is a leading provider of wholesale brokerage, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,700 people with additional offices in London, Dublin, Paris, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Dubai, Tel Aviv, Calgary, Englewood (NJ) and Sugar Land (TX).  GFI provides services and products to over 2,100 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFI™, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, and Trayport®.

Forward-looking statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: acquisitions by us of businesses or technologies; economic, political and market factors affecting trading volumes, securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation.  Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission.  The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

GFI Group Inc.	Comm-Partners LLC
Christopher Giancarlo	June Filingeri
Executive Vice President - Corporate Development	203-972-0186
212-968-2992	junefil@optonline.net
investorinfo@gfigroup.com

Chris Ann Casaburri
Investor Relations Manager
212-968-4167
chris.casaburri@gfigroup.com

Media Contact:
GFI Group Inc.
Patricia Gutierrez
Vice President - Public Relations
212-968-2964
patricia.gutierrez@gfigroup.com

-    FINANCIAL TABLES FOLLOW —

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GFI Group Inc. and Subsidiaries

Consolidated Statements of Income (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES:
Brokerage revenues:
Agency commissions	$119,396	$182,591	$366,283	$613,754
Principal transactions	64,989	43,771	216,770	156,397
Total brokerage revenues	184,385	226,362	583,053	770,151
Software, analytics and market data	13,627	14,034	39,698	38,450
Interest income	172	2,187	895	6,948
Other income (loss)	(5,938)	555	9,501	3,718
Total revenues	192,246	243,138	633,147	819,267

EXPENSES:
Compensation and employee benefits	135,139	176,462	427,262	528,390
Communications and market data	11,661	12,640	34,399	35,565
Travel and promotion	8,280	11,845	24,310	36,859
Rent and occupancy	6,008	14,969	16,455	28,342
Depreciation and amortization	7,680	7,192	23,534	23,563
Professional fees	4,508	7,756	13,728	20,119
Clearing fees	7,153	12,026	23,366	33,714
Interest	2,769	3,508	7,895	10,341
Other expenses	4,632	7,317	13,407	19,045
Total expenses	187,830	253,715	584,356	735,938

INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT FROM) INCOME TAXES	4,416	(10,577)	48,791	83,329

PROVISION FOR (BENEFIT FROM) INCOME TAXES	1,633	(3,861)	18,052	30,415

NET INCOME (LOSS)	$2,783	$(6,716)	$30,739	$52,914

Basic earnings (loss) per share	$0.02	$(0.06)	$0.26	$0.45
Diluted earnings (loss) per share	$0.02	$(0.06)	$0.25	$0.44

Weighted average shares outstanding - basic	118,062,749	118,039,998	118,117,384	117,812,412

Weighted average shares outstanding - diluted	122,552,882	118,039,998	121,382,317	119,382,347

GFI Group Inc. and Subsidiaries

Consolidated Statements of Income (unaudited)

As a Percentage of Total Revenues

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES:
Brokerage revenues:
Agency commissions	62.1%	75.1%	57.9%	74.9%
Principal transactions	33.8%	18.0%	34.2%	19.1%
Total brokerage revenues	95.9%	93.1%	92.1%	94.0%
Software, analytics and market data	7.1%	5.8%	6.3%	4.7%
Interest income	0.1%	0.9%	0.1%	0.8%
Other income (loss)	-3.1%	0.2%	1.5%	0.5%
Total revenues	100.0%	100.0%	100.0%	100.0%

EXPENSES:
Compensation and employee benefits	70.3%	72.6%	67.5%	64.5%
Communications and market data	6.1%	5.2%	5.4%	4.3%
Travel and promotion	4.3%	4.9%	3.8%	4.5%
Rent and occupancy	3.1%	6.2%	2.6%	3.5%
Depreciation and amortization	4.0%	3.0%	3.7%	2.9%
Professional fees	2.3%	3.2%	2.2%	2.5%
Clearing fees	3.7%	4.9%	3.7%	4.1%
Interest	1.4%	1.4%	1.2%	1.3%
Other expenses	2.4%	3.0%	2.1%	2.3%
Total expenses	97.6%	104.4%	92.2%	89.9%

INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT FROM) INCOME TAXES	2.4%	-4.4%	7.8%	10.1%

PROVISION FOR (BENEFIT FROM) INCOME TAXES	0.8%	-1.6%	3.0%	3.7%

NET INCOME (LOSS)	1.6%	-2.8%	4.8%	6.4%

GFI Group Inc. and Subsidiaries

Selected Financial Data (unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Brokerage Revenues by Product Categories:
Credit	$68,235	$60,029	$223,727	$246,999
Financial	33,166	45,542	97,662	143,884
Equity	44,673	69,941	146,920	218,293
Commodity	38,311	50,850	114,744	160,975

Total brokerage revenues	$184,385	$226,362	$583,053	$770,151

Brokerage Revenues by Geographic Region:
Americas	$74,986	$86,677	$253,034	$297,208
Europe, Middle East, and Africa	93,406	117,612	282,616	397,467
Asia-Pacific	15,993	22,073	47,403	75,476

Total brokerage revenues	$184,385	$226,362	$583,053	$770,151

	September 30,	December 31,
	2009	2008

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$316,295	$342,375
Total assets (1)	1,302,983	1,085,911
Total debt, including current portion	188,557	223,823
Stockholders’ equity	504,318	476,963

Selected Statistical Data:
Brokerage personnel headcount (2)	1,078	1,037
Employees	1,758	1,740
Broker productivity for the period (3)	$171	$184

(1)

Total assets include receivables from brokers, dealers and clearing organizations of $403.2 million and $149.7 million at September 30, 2009 and December 31, 2008, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations for these unsettled transactions.

(2)	Brokerage personnel headcount includes brokers, trainees and clerks.
(3)	Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

GAAP revenues	$192,246	$243,138	$633,147	$819,267
Net charge related to Lehman unsettled trades (a)	—	9,586	—	9,586
Gain on exchange of cost-method investments (a)	—	—	(697)	—
Mark-to-market (gain)/loss on forward hedges of future foreign currency revenues (a)	5,218	—	(2,202)	—
Total Non-GAAP Revenues	197,464	252,724	630,248	828,853

GAAP expenses	187,830	253,715	584,356	735,938
Non-operating adjustments:
Amortization of intangibles	(1,356)	(1,378)	(4,084)	(3,909)
Discontinued merger discussion costs	—	(1,832)	—	(1,832)
Severance and other restructuring	—	(14,541)	(4,644)	(14,541)
Adjustment related to deferred compensation expense	—	(6,408)	—	(6,408)
Duplicate rent	—	(849)	—	(2,547)
Accelerated depreciation on 100 Wall Street	—	—	—	(2,730)
Abandonment of 100 Wall Street	—	(7,830)	—	(7,830)
Reduction in compensation related to Lehman	—	3,469	—	3,469
Write-off investment in unconsolidated affiliate	—	(3,071)	—	(3,071)
Total Non-GAAP adjustments (a)	(1,356)	(32,440)	(8,728)	(39,399)
Non-GAAP operating expenses	186,474	221,275	575,628	696,539

GAAP income (loss) before provision for income taxes	4,416	(10,577)	48,791	83,329
Sum of Non-GAAP items = (a)	6,574	42,026	5,829	48,985
Non-GAAP income before tax provision	10,990	31,449	54,620	132,314

GAAP provision for (benefit from) income taxes	1,633	(3,861)	18,052	30,415

Income tax impact on Non-GAAP items (b)	2,432	15,339	2,116	17,856

Non-GAAP provision for income taxes	4,065	11,478	20,168	48,271

GAAP net income (loss)	2,783	(6,716)	30,739	52,914

Sum of Non-GAAP adjustments [ (a) - (b)]	4,142	26,687	3,713	31,129
Non-GAAP net income	$6,925	$19,971	$34,452	$84,043

GAAP basic net income (loss) per share	$0.02	$(0.06)	$0.26	$0.45

Basic non-operating income per share	0.04	0.23	0.03	0.26

Non-GAAP basic net income per share	$0.06	$0.17	$0.29	$0.71

GAAP diluted net income (loss) per share	$0.02	$(0.06)	$0.25	$0.44

Diluted non-operating income per share	0.04	0.23	0.03	0.26

Non-GAAP diluted net income per share	$0.06	$0.17	$0.28	$0.70

Weighted average Non-GAAP shares outstanding - basic	118,062,749	118,039,998	118,117,384	117,812,412

Weighted average Non-GAAP shares outstanding - diluted	122,552,882	118,903,953	121,382,317	119,382,347